Exhibit 10.1

CONTRIBUTION OF INTERESTS AGREEMENT

This Contribution of Interests Agreement (this “Agreement”) is dated effective as of June 8, 2022 (the “Effective Date”), by and among VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership (the “Contributor”) and NexPoint Homes Trust, Inc., a Maryland corporation (“NexPoint Homes”).

WHEREAS, the Contributor desires to contribute $50,000,000 to NexPoint Homes in exchange for 2,000,000 shares of Class A common stock, par value $0.01 per share of NexPoint Homes (“Class A Common Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1.    Contribution. The parties hereto acknowledge and agree that the following contribution (the “Contribution”) shall take place:

a.    The Contributor shall contribute, transfer and deliver to NexPoint Homes, and NexPoint Homes shall accept from the Contributor, $50,000,000 aggregate principal amount in cash, in exchange for 2,000,000 shares of Class A Common Stock, representing 100% of the issued and outstanding Class A Common Stock;

2.    Delivery of Contribution. The closing of the transaction contemplated by this Agreement shall be deemed to occur as of the Effective Date (the “Contribution Date”).

3.    Representations and Warranties of Each Party. Each party hereto represents and warrants: (i) that it is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) that it has all requisite power and authority to enter into and deliver this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder; (iii) that this Agreement has been duly and validly executed and delivered and, assuming due and valid authorization, execution and delivery hereof by the other parties, constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iv) that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by such party will violate its organizational documents or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under, any contract, or any franchise or permit to which such party is a party or by which such party is bound, other than those that have been previously obtained.

4.    Representations and Warranties of the Contributor.

The Contributor hereby represents and warrants that the following statements are true and correct as of the date hereof:

a.    Consents and Approvals. Other than those that have been previously obtained, no consent, waiver, approval, authorization, notice, order, license, permit or registration of, qualification, designation, declaration, or filing with, any person or any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (“Governmental Authority”) or under any applicable laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority, including, without limitation, zoning, land use or other similar rules or ordinances (“Laws”) is required to be obtained by the Contributor in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

b.    No Violation. The execution, delivery or performance by the Contributor of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does not or will not, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under any term or provision of any judgment, order, writ, injunction, or decree binding on the Contributor or any of their subsidiaries or any of their respective assets or properties.

c.    Licenses and Permits. All notices, licenses, permits, certificates and authorizations, required for the continued management and operation of the business of the Contributor, as applicable, have been obtained or can be obtained without material cost, are in full force and effect, are in good standing and are assignable, except in each case for items that, if not so obtained, obtainable and/or transferred, would not, individually or in the aggregate, reasonably be expected to have any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of the Contributor, taken as a whole (a “Material Adverse Effect”). No third party has taken any action that (or failed to take any action the omission of which) would result in the revocation of any such notice, license, permit, certificate or authorization where such revocation or revocations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor has any of them received any written notice of violation from any Governmental Authority or written notice of the intention of any entity to revoke any of such notice, license, permit, certificate or authorization, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

d.    Litigation.

(i)    To the knowledge of the undersigned (the “Contributor’s Knowledge”), there is no action, suit or proceeding pending or threatened against the Contributor affecting all or any portion of the Contributor’s ability to consummate the transactions contemplated hereby which, if adversely determined, would adversely affect the Contributor’s ability to so consummate the transactions contemplated hereby. To the Contributor’s Knowledge, there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting the Contributor, which in any such case would impair the Contributor’s ability to enter into and perform all of their obligations under this Agreement.

(ii)    There is no action, suit or proceeding pending (for which the Contributor has been properly served or otherwise has knowledge) or, to the Contributor’s Knowledge, threatened against the Contributor or any officer, director, principal or managing member of any of the foregoing or any of its assets which, if adversely determined, would have a Material Adverse Effect. There is no material judgment, decree, injunction, or order of a Governmental Authority outstanding against the Contributor or any officer, director, principal or managing member of any of the foregoing in their capacity as such which affects the ability of the Contributor to consummate the transactions contemplated hereby.

e.    Compliance with Laws/Restrictions. The Contributor has conducted their respective businesses in compliance with all applicable Laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Contributor’s Knowledge, no third party has been informed in writing of any continuing violation of any such Laws or that any investigation has been commenced and is continuing or is contemplated respecting any such possible violation or violations of any of such covenants, conditions or other obligations, except in each case for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

f.    Insolvency. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Contributor’s Knowledge, threatened against the Contributor or any of the Contributed Assets (as defined below), nor are any such proceedings contemplated by the Contributor.

g.    Investment. The Contributor acknowledges that the offering and issuance of the securities to be acquired by the Contributor pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the issuing entities’ reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to NexPoint Homes as follows:

(i)    The Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(ii)    The Contributor acknowledges that the securities have not been registered under the Securities Act and, therefore, unless registered under the Securities Act or an exemption from registration is available, must be held (and the Contributor must continue to bear the economic risk of the investment in the securities) indefinitely.

h.    Other Agreements. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Contributor’s Knowledge, no party to any material agreement affecting any of the assets being contributed in the Contributions (the “Contributed Assets”), is in breach of or default under any material agreement affecting any Contributed Assets, (ii) no event has occurred or, to the Contributor’s Knowledge, has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any such agreement, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of the Contributor or any their subsidiaries, and (iii) to the Contributor’s Knowledge, all agreements required for the ownership and continued management and servicing of such Contributed Assets are valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

i.    No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Section 4, the Contributor shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

j.    Survival of Representations and Warranties. All representations and warranties of the Contributor contained in this Agreement shall survive until the first anniversary of the Effective Date (the “Expiration Date”). If written notice of a claim in accordance with indemnification has been given prior to the Expiration Date, then the relevant representation or warranty shall survive, but only with respect to such specific claim, until such claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date may not thereafter be asserted and shall forever be waived.

5.    Indemnification:

a.    Indemnification of NexPoint Homes. NexPoint Homes and its directors, officers, employees, agents and representatives (each of which is an “Indemnified Party”), shall be indemnified and held harmless by the Contributor, under the terms and conditions of this Agreement, from and against any and all Losses arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of any breach of a representation or warranty contained in Section 4 of this Agreement; provided, however, that the liability of the Contributor hereunder shall be limited to an amount equal to the aggregate principal amount in cash contributed as set forth in Section 1.

b.    Claims.

(i)    At the time when any Indemnified Party learns of any potential claim under this Agreement (a “Claim”) against an indemnifying party, it will promptly give written notice (a “Claim Notice”) to the indemnifying party; provided that the failure to so notify the indemnifying party shall not prevent recovery under this Agreement, except to the extent that the indemnifying party shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such Claim and the amount or good faith estimate of the amount of Losses arising therefrom. The Indemnified Party shall deliver to the indemnifying party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to a Third-Party Claim (as defined below); provided that failure to do so shall not prevent recovery under this Agreement, except to the extent that the indemnifying party shall have been materially prejudiced by such failure. Any Indemnified Party may at its option demand indemnity under this Agreement as soon as a Claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof.

(ii)    The indemnifying party shall be entitled, at its own expense, to elect, to assume and control the defense of any Claim based on claims asserted by third parties (“Third-Party Claims”), through counsel chosen by the indemnifying party and reasonably acceptable to the Indemnified Party, if it gives written notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of the applicable Claim Notice; provided, however, that the Indemnified Parties may at all times participate in such defense at their own expense. Without limiting the foregoing, in the event that the indemnifying party exercises the right to undertake any such defense against a Third-Party Claim, the Indemnified Party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as is reasonably required by the indemnifying party. No compromise or settlement of such Third-Party Claim may be effected by either the Indemnified Party, on the one hand, or the indemnifying party, on the other hand, without the other party’s consent (which shall not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of Law and no effect on any other claims that may be made against such other party, (ii) each Indemnified Party that is party to such claim is released from all liability with respect to such claim, and (iii) there is no equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party that is party to such claim or any of its Affiliates.

c.    Authorization. For purposes of this Section 5:

(i)    a decision, act, consent, election or instruction of the Contributor shall be deemed to be authorized if approved in writing by the Contributor and NexPoint Homes may rely upon such decision, act, consent, election or instruction as provided in this Section 5(c)(i) as being the decision, act, consent, election or instruction of the Contributor. NexPoint Homes, including its directors, officers, employees, agents and representatives, are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent, election or instruction. The Contributor may from time to time by written notice to NexPoint Homes appoint a representative or representatives to exercise such powers with respect to one or more claims as may be delegated by the Contributor.

(ii)    a decision, act, consent, election or instruction by NexPoint Homes shall be deemed to be authorized if approved in writing by NexPoint Homes and the Contributor may rely upon such decision, act, consent, election or instruction as provided in this Section 5(c)(ii) as being the decision, act, consent, election or instruction of NexPoint Homes. The Contributor, including its respective directors, officers, employees, agents and representatives, are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent, election or instruction. NexPoint Homes may from time to time by written notice to the Contributor appoint a representative or representatives to exercise such powers with respect to one or more claims as may be delegated by NexPoint Homes.

6.    Governing Law. This Agreement shall be governed by, and shall be construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware.

7.    Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

8.    Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

9.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.    Further Assurances. At any time or from time to time after the date hereof, at the request of a party hereto and without further consideration, the other parties hereto and its successors or assigns, shall execute and deliver, or shall cause to be executed and delivered, such other instruments or documents and take such other actions as such party may reasonably request to further the purposes of this Agreement and the transactions contemplated by this Agreement. The parties hereto further agree that in all instances they will take all actions, and to do, or cause to be done, all things necessary to give effect to the transactions contemplated hereby in all manners including, without limitation, economically as of the Effective Date.

11.    Entire Agreement. This Agreement delivered in connection herewith constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

12.    Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

13.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretations of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date and year first above written.

CONTRIBUTOR:

VineBrook Homes Operating Partnership, L.P.

By: VineBrook Homes OP GP, LLC, its general partner

By:	/s/ Dana Sprong
Name: Dana Sprong Title: Managing Partner

NEXPOINT HOMES:

NexPoint Homes Trust, Inc.

By:	/s/ Brian Mitts
Name: Brian Mitts Title: President, Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Contribution Agreement]